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                                                                   Exhibit 10.50

                               Amendment No. 3 to
                       1988 Employee Stock Purchase Plan
                       ---------------------------------



     This amendment, dated as of April 19, 2001, amends the BTU International, Inc. 1988 Employee Stock Purchase Plan (the "Plan"). Terms defined in the Plan and not otherwise defined herein are used herein as so defined.



                              W I T N E S S E T H
                              -------------------


     WHEREAS, the Board of Directors of BTU International, Inc. (the "Company") has authorized the Plan;

     WHEREAS, the Board of Directors of the Company has reserved shares of the Company's Common Stock to be issued in accordance with the Plan; and

     WHEREAS, pursuant to Section 17 of the Plan, the Board of Directors now desires to amend certain provisions of the Plan in order to broaden the eligibility of employees of the Company to participate in the Plan;

     NOW, THEREFORE, the Plan is hereby amended by striking the word "six" in the first sentence of Section 3 of the Plan and by inserting in its place the word "three."

     IN WITNESS WHEREOF, the Board of Directors has caused this Amendment No. 3 to the Plan to be filed with the Plan and has caused the Plan to be amended hereby.